Exhibit 10.27

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Amendment”) is made and entered into this 29th day of May, 2024 (“Effective Date”), by and between 5555 PROPERTY DEVELOPERS, LLC (“Landlord”), and T20 MINING GROUP, LLC (“Tenant”).

RECITALS

A.

Landlord and Tenant previously entered into that certain lease agreement dated December 1, 2022, as amended by that certain First Amendment to Lease dated February 27, 2023 and by that certain Second Amendment to Lease dated May 12, 2023 (collectively, the “Lease”) for the parking area identified as a portion of the property located at 5555 S 129th E Avenue, Tulsa, Oklahoma, consisting of approximately 3.9 acres.

B.	Landlord and Tenant desire to further amend the Lease as set forth below.

AGREEMENTS

NOW THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	PREMISES: The Leased Premises (“Parking Area”) shall be expanded to approximately 4.9 acres as shown on the attached Exhibit A.

2.	LEASE TERM: The Lease Term shall be extended ten (10) years, commencing on July 1, 2024 and ending on June 30, 2034 (“Expiration Date”).

3.	BASE RENT: The Base Rent shall be payable monthly by Tenant during the Extended Term as follows:

Rental Time Period	Monthly Base Rental Rate
July 1, 2024 – June 30, 2025	$15,000.00
July 1, 2025 – June 30, 2026	$15,750.00
July 1, 2026 – June 30, 2027	$16,537.50
July 1, 2027 – June 30, 2028	$17,364.38
July 1, 2028 – June 30, 2029	$18,232.59
July 1, 2029 – June 30, 2030	$19,144.22
July 1, 2030 – June 30, 2031	$20,101.43
July 1, 2031 – June 30, 2032	$21,106.51
July 1, 2032 – June 30, 2033	$22,161.83
July 1, 2033 – June 30, 2034	$23,269.92

4.

RENEWAL OPTION: Provided Tenant is not in default of the Lease, Tenant shall have one (1) option to extend the Term for ten (10) years by providing six (6) months’ advance written notice to Landlord. All of the terms and conditions of the Lease shall apply during the renewal term, except that the monthly rent shall be at 100% of the then fair market value. If notice is not given within the time specified, this option shall expire.

5.

TENANT IMPROVEMENTS: Tenant, at Tenant’s sole cost and expense, shall be required to fence and screen the entire Premises. All work must be completed in a good and workmanlike manner, using licensed contractors where applicable, meeting all city and governmental building codes, and shall require the approval of the Landlord’s representative upon completion.

IN WITNESS WHEREOF, this Amendment is executed as evidenced below to be effective as of the Effective Date specified herein.

LANDLORD: 5555 PROPERTY DEVELOPERS, LLC By: /s/ Rob Stephens Name: Rob Stephens Its: Manager	TENANT: T20 MINING GROUP, LLC By: /s/ Jeremy Henshaw Name: Jeremy Henshaw Its: Managing Partner

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